Exhibit 3.1
AVIENT CORPORATION
REGULATIONS

SHAREHOLDERS’ MEETINGS
1.     Time and Place of Meetings. All meetings of the Shareholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board or, in the absence of such designation, by the Chairman, the President, or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that any annual or special meeting of Shareholders will not be held at any place, but may instead be held by means of communications equipment, including through the use of a virtual or telephonic meeting, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the Shareholders.
2.     Annual Meeting. An annual meeting of the Shareholders will be held at such date and time as may be designated from time to time by the Board, at which the Shareholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Regulation 8.
3.     Special Meetings. (a) Special meetings of the Shareholders may be called only by (i) the Chairman, (ii) the President, (iii) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the “Whole Board”) or (iv) any person or persons who hold not less than 50% of all the shares entitled to be voted at such meeting. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Shares, if any, may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issuance of such Preferred Shares (collectively, a “Preferred Share Designation”).
(b)    Upon written request by any person or persons entitled to call a special meeting of Shareholders pursuant to Regulation 3(a) delivered in person or by registered mail to the Chairman, the President or the Secretary, such Officer shall forthwith cause notice of the meeting to be given to the Shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.
4.     Notice of Meetings. Except as otherwise provided by law, written notice of every meeting of Shareholders, stating the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail, overnight delivery service or any other means of communication authorized by the Shareholder to whom the notice is given, not less than 7 nor more than 60 calendar days before the date of the meeting to each Shareholder of record entitled to notice of such meeting. If such notice is mailed or sent by overnight delivery service, it shall be addressed to the Shareholder at the Shareholder’s address as it appears on the stock ledger of the Corporation, and notice shall be deemed to have been given on the day so mailed or sent. If sent by another means of communication authorized by the Shareholder, the notice shall be sent to the address furnished by the Shareholder for those transmissions. When a meeting is adjourned to another place (if any), date, or time, written notice need not be given of the adjourned meeting if the place (if any), date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place (if any), date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
5.     Inspectors. The Board shall appoint one or more inspectors of election to act at each meeting of Shareholders and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the presiding Officer of the meeting shall appoint one or more substitute inspectors.
6.     Quorum. Except as otherwise provided by law or in a Preferred Share Designation, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Shareholders for the transaction of business thereat. If, however, a quorum is not present or represented at any meeting of Shareholders, the holders of a majority of the voting shares represented at such meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
7.     Voting. Except as otherwise provided by law, by the Articles of Incorporation, or in a Preferred Share Designation, each Shareholder will be entitled at every meeting of the Shareholders to one vote for each share having voting power standing in the name of such Shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by revoking the proxy or by a later appointment of another proxy. The vote upon election of any Director shall be by ballot. The vote upon any other question brought before the meeting of Shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or the Regulations or unless the Chairman or the holders of a majority of the outstanding shares of all classes entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and which has actually been voted, will be the act of the Shareholders, except in the election of Directors or as otherwise provided in these Regulations, the Articles of Incorporation, a Preferred Share Designation, or by law. An abstention shall not represent a vote cast.

8.     Order of Business. (a) The Chairman, or such other Officer of the Corporation designated by a majority of the Whole Board, will call meetings of the Shareholders to order and will act as the presiding Officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding Officer of the meeting of the Shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than Shareholders of the Corporation or their duly appointed proxies) who may attend any such Shareholders’ meeting, by ascertaining whether any Shareholder or his or her proxy may be excluded from any meeting of the Shareholders based upon any determination by the presiding Officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the Shareholders.
(b)    At an annual meeting of the Shareholders, only such business (other than the nomination of candidates for election as Directors of the Corporation, which is governed by Regulation 12) will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Regulation 4; (ii) otherwise properly brought before the meeting by the presiding Officer or by or at the direction of a majority of the Whole Board; or (iii) otherwise properly requested to be brought before the meeting by a Shareholder of the Corporation pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in Regulation 8(c).
(c)    For business to be properly requested by a Shareholder to be brought before an annual meeting, the Shareholder must (i) be a Shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Regulations, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of Shareholders; provided, however, that in the case of any annual meeting where the date of the annual meeting is delayed by more than 60 calendar days after the anniversary of the preceding year’s annual meeting, then notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a Shareholder’s notice to the Secretary must set forth (A) as to each matter the Shareholder proposes to bring before the annual meeting: (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation, the language of the proposed amendment); and (3) the reasons for conducting the business at the meeting; and (B) as to each Shareholder giving the notice and any Shareholder Associate (as defined below): (1) the name and address of the Shareholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (2) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the Shareholder’s notice; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the proposal of the business by the Shareholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Corporation; (6) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the Shareholder or any Shareholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the Shareholder or any Shareholder Associate with respect to any securities of the Corporation; and (8) a representation that after the date of the Shareholder’s notice and up to the date of the meeting, each of these persons will provide written notice to the Secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (3) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (6) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying those agreements, arrangements or understandings; and (C) a representation as to whether the Shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from Shareholders in support of the proposal. Any Shareholder directly or indirectly soliciting proxies from other Shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. For purposes of this Regulation 8(c) and Regulation 12, (x) “public announcement” means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or furnished to Shareholders, and (y) “Shareholder Associate” of any Shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, the Shareholder; (2) any beneficial owner of securities of the Corporation owned of record or beneficially by the Shareholder; and (3) any person controlling, controlled by or under common control with the Shareholder Associate. Notwithstanding the foregoing provisions of this Regulation 8(c), in order for a Shareholder to submit a proposal for inclusion in the Corporation’s proxy statement for an annual meeting of Shareholders, the Shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Regulation 8(c) will not be deemed to prevent a Shareholder from submitting proposals for inclusion in the Corporation’s proxy statement pursuant to those rules and regulations.

(d)    At a special meeting of Shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Regulation 4 or (ii) otherwise properly brought before the meeting by the presiding Officer or by or at the direction of a majority of the Whole Board.
(e)    The determination of whether any business sought to be brought before any annual or special meeting of the Shareholders has been timely and properly brought before such meeting in accordance with this Regulation 8 will be made by the presiding Officer of such meeting. If the presiding Officer determines that any business has not been timely and properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
    (f) If a Shareholder does not appear at the meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).
DIRECTORS
9.     Function. The business and affairs of the Corporation will be managed under the direction of its Board.
10.    Number, Election and Terms of Directors. (a) The Board or the Shareholders may from time to time, in the manner set forth below in this Section 10(a), fix or change the size of the Board to a total number of no fewer than six Directors and no more than 18 Directors. The Board may, subject to the limitations contained in the immediately preceding sentence regarding the number of Directors, fix or change the number of Directors by the affirmative vote of two-thirds of the Whole Board. The Shareholders may, subject to the limitations contained in the first sentence of this paragraph regarding the number of Directors, fix or change the number of Directors at a meeting of the Shareholders called for the purpose of electing Directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect Directors or (ii) if the proposed change in the number of Directors is recommended by two-thirds of the Whole Board, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect Directors. No reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. If the Board increases the number of Directors, it may fill the vacancy or vacancies created by the increase in the number of Directors for the respective unexpired terms in accordance with the provisions of Regulation 13. If the Shareholders increase the number of Directors and fail to fill the vacancy or vacancies created thereby, the Board may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Regulation 13.
(b)    Directors shall hold office until their successors are elected and qualified, or until their earlier death, retirement, resignation, or removal.

(c)    The foregoing provisions of this Regulation 10 are subject to the provisions of any Preferred Share Designation to the contrary that may be adopted with the approval of three-quarters of the Whole Board.
11.    Chairman of the Board, Chairman of the Executive Committee, and Chairmen of Other Committees. The Board may from time to time select from its members one or more individuals to serve as Chairman of the Board, Chairman of the Executive Committee (if the Board appoints an Executive Committee), and Chairman of any of the other committees of the Board. The positions of Chairman of the Board, Chairman of the Executive Committee, and Chairman of any other committee of the Board are not Officer positions (and the Corporation shall have no Officer position known as Chairman of the Board), but are strictly Director positions, the sole authority and responsibility of which is to preside at meetings of the Shareholders, the Board, or the applicable committee, as the case may be. The Chairman of the Board shall, if present, preside (i) at meetings of the Shareholders unless another Officer of the Corporation has been designated as the presiding Officer of any meeting of Shareholders pursuant to Regulation 8(a), and (ii) at meetings of the Board. In the absence of the Chairman of the Board at a Board meeting, the President shall preside at such Board meeting.
12.    Nominations.  (a) Only individuals who are nominated in accordance with the procedures of this Regulation 12 shall be eligible for election as Directors. Subject to the provisions of any Preferred Share Designation, nominations for the election of Directors may be made at an annual meeting or a special meeting duly called for that purpose only: (i) by the affirmative vote of two-thirds of the Whole Board; or (ii) by any Shareholder who is a Shareholder of record at the time of giving of notice of a meeting of Shareholders who is entitled to vote for the election of Directors at such meeting and who makes the nomination pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in this Regulation 12.
(b)    For nominations of persons for election as Directors at an annual meeting, to be timely, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of Shareholders; provided, however, that in the case of any annual meeting where the date of the annual meeting is delayed by more than 60 calendar days after the anniversary of the preceding year’s annual meeting, then notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. For nominations of persons for election as Directors at a special meeting duly called for that purpose, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the special meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made.

(c)    To be in proper written form, a Shareholder’s notice must set forth:

(i)    as to each person who is not an incumbent Director of the Corporation whom the Shareholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to such person that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a Director, as will be provided by the Secretary of the Corporation upon request;
(ii)    as to the Shareholder giving the notice and any Shareholder Associate, (A) the name and address of the Shareholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the Shareholder’s notice; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the Shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the Shareholder or any Shareholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the Shareholder or any Shareholder Associate with respect to any securities of the Corporation; and (G) a representation that after the date of the Shareholder’s notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (C) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (F) above that results in a change that equals 1% or more of the then-

outstanding shares of the Corporation or in the economic interests underlying these agreements, arrangements or understandings;

(iii)    a representation as to whether the Shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee; and/or (B) otherwise to solicit proxies from Shareholders in support of the proposed nominee from holders of at least 67% of the voting power of the Corporation’s capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 under the Exchange Act;
(iv) for any Shareholder that the Shareholder’s notice indicates that it intends, or is part of a group that intends, to solicit proxies in support of the proposed nominees in accordance with Rule 14a-19 under the Exchange Act, a written agreement (in substantially the form provided by the Secretary of the Corporation upon written request), on behalf of such Shareholder and any group of which it is a member, pursuant to which such Shareholder acknowledges and agrees that (A) the Corporation shall disregard any proxies or votes solicited for the Shareholder’s nominees if such Shareholder (1) notifies the Corporation that such Shareholder no longer intends, or is part of a group that no longer intends, to solicit proxies in support of the proposed nominees in accordance with Rule 14a-19 under the Exchange Act or (2) fails to comply with Rules 14a-19(a)(2) and (3) under the Exchange Act, and (B) if any Shareholder provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Shareholder shall deliver to the Secretary of the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied;
(v) a completed questionnaire (in the form provided by the Secretary of the Corporation upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and
(iv)    a written consent of each proposed nominee to being named in the Corporation’s proxy materials and to serve as a Director of the Corporation, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a Director; and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(d)    Notwithstanding the foregoing provisions of this Regulation 12, in order for a Shareholder to submit a nomination for inclusion in the Corporation’s proxy statement for an annual meeting of Shareholders, the Shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 and Rule 14a-19 (or any comparable successor rules or regulations under the Exchange Act), and the rules and regulations thereunder. The provisions of this Regulation 12 will not be deemed to prevent a Shareholder from submitting proposals for inclusion in the Corporation’s proxy statement pursuant to those rules and regulations.
(e)    The determination of whether a nomination of a candidate for election as a Director of the Corporation has been timely and properly brought before such meeting in accordance with this Regulation 12 will be made by the presiding officer of such meeting. If the presiding officer determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.
    (f)    If a Shareholder does not appear at the meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).
13.    Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Shares to elect additional Directors under circumstances specified in a Preferred Share Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office until such Director’s successor is elected and qualified, or until such Director’s earlier death, retirement, resignation, or removal. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.
14.    Resignation; Removal. Any Director may resign at any time by giving notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such notice. Except as may be otherwise provided in any Preferred Stock Designation, Directors may be removed from the Board of Directors by the Shareholders only for cause. For purposes of this Regulation 14, cause for removal shall exist only if it is proved by clear and convincing evidence in a court of competent jurisdiction that a Director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation.
15.    Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the Shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
16.    Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given either personally or by mail, overnight delivery service, telephone, telecopier, email or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Ohio as is determined by the Board or specified in the notice of any such meeting.

17.    Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for actions to be taken by committees of the Board designated as provided in these Regulations and except for actions required by these Regulations or the Articles of Incorporation to be taken by a majority or some greater proportion of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present. The provisions of this Regulation 17 notwithstanding, the Board may not approve, or take any action that would otherwise constitute, a “Change of Control” as that term is defined in Regulation 41, unless such action is approved by at least three-quarters of the Whole Board.
18.    Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone or video conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
19.    Board Committees. The provisions of this Regulation 19 shall be subject to the provisions of Regulation 11 with respect to any Executive Committee that may be established by the Board. Subject to those provisions, the Board may designate one or more committees, each to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all documents which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) filling vacancies on the Board or on any committee of the Board, (ii) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by the Ohio General Corporation Law to be submitted to Shareholders for approval, or (iii) adopting, amending, or repealing any Regulation of the Corporation.
20.    Compensation. The Board may establish the compensation and reimbursement policies for Directors with respect to membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation or any of its subsidiaries.
21.    Bylaws. The Board may adopt bylaws, that are not inconsistent with the Articles of Incorporation or these Regulations, for the conduct of meetings and the oversight of the management of the business and affairs of the Corporation.

NOTICES
22.    Generally. Except as otherwise provided by law, these Regulations or the Articles of Incorporation, whenever by law or under the provisions of these Regulations or the Articles of Incorporation notice is required to be given to any Director or Shareholder, it will not be construed to require personal notice, but such notice may be given in any manner permitted by law and these Regulations.
23.    Waivers. Whenever any notice is required to be given by law or under the provisions of these Regulations or the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
24.    Number and Term of Office.  The Corporation shall have a Chief Executive Officer, a President, a Treasurer, and a Secretary, and may have a Chief Operating Officer, one or more Vice Presidents, one or more of whom may be designated as Executive or Senior Vice Presidents or by similar titles, and such other Officers or agents, subordinate to the Chief Executive Officer and the President, with such titles as the Board may from time to time determine, each to have such authority, functions, or duties as in these Regulations provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until his or her successor shall have been chosen and shall qualify or until his or her death, retirement, resignation, or removal as provided in Regulation 27 or 28. One person may hold and perform the duties of any two or more of offices but no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation, or these Regulations to be executed, acknowledged, or verified by two or more Officers.
25.    Responsibilities of Chief Executive Officer. The Chief Executive Officer shall have the general management and control of the affairs and business of the Corporation, subject to the Board of Directors. Subject to action by the Board of Directors, he or she may appoint and discharge agents and employees and fix their compensation, and he or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as are incident to his or her office or as from time to time may be assigned to him by the Board of Directors or which are or may at any time be authorized or required by law.
In the absence or disability of the Officer designated as Chief Executive Officer, the Chairman of the Board, Vice Chairman of the Board, or President, if any, as determined by the Board of Directors, shall perform any and all of the duties of the Chief Executive Officer. Subject to limitations or procedures established by the Board of Directors, the Chief Executive Officer may delegate from time to time his or her authority to act.

26.    Authority and Duties of Officers. Subject to the provisions of Regulation 25, the Officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be determined by the Board, regardless of whether such authority and duties are customarily incident to such offices.
27.    Removal.   Any Officer may at any time be removed, either with or without cause, by the Board or any authorized committee thereof, or, except in the case of any Officer elected by the Board or an authorized committee thereof, by any superior Officer upon whom such power may be conferred by the Board or any authorized committee thereof, in any case without prejudice to the contract rights, if any, of such Officer.
28.    Resignation.  Any Officer may resign at any time by giving notice to the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
29.    Vacancies.   A vacancy in any office because of death, retirement, resignation, removal, or any other cause may be filled in the manner prescribed in these Regulations for election to such office.
30.    Compensation. Subject to the respective contractual rights of any person under any employment agreements presently or hereafter in effect between any person and the Corporation, the compensation of the Chief Executive Officer, President, Chief Operating Officer, and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or a committee of the Board delegated that responsibility by the Board. The Board may fix, or delegate the power to fix, the compensation of other Officers to a committee of the Board or an Officer of the Corporation.
INDEMNIFICATION
31.    Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or an Officer of the Corporation and (2) except as otherwise required by Regulation 32, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
32.    Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.
33.    Successful Defense. To the extent that a person who is or was a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Regulations 31 or 32, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
34.    Specific Authorization. To obtain indemnification under Regulations 31 through 42 (the “Indemnification Regulations”), a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Regulations 31 or 32 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Regulations 31 and 32. Such determination shall be made by (a) the Shareholders, (b) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (c) (1) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs or (2) if a Change of Control shall have occurred, by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

35.    Suit Against Corporation. If a claim under the Indemnification Regulations is not paid in full by the Corporation within 30 days after a written claim pursuant to Regulation 31 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Ohio General Corporation Law or the Indemnification Regulations for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Independent Counsel or Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Law or the Indemnification Regulations, nor an actual determination by the Corporation (including its Board, Independent Counsel or Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
36.    Corporation Bound. If a determination shall have been made pursuant to Regulation 31 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Regulation 32.
37.    Preclusion. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Regulation 32 that the procedures and presumptions of the Indemnification Regulations are not valid, binding, and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of the Indemnification Regulations.
38.    Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by the Indemnification Regulations shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Regulation, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
39.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of or participant in another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Indemnification Regulations, Section 1701.13(E) of the Ohio General Corporation Law or otherwise.

40.    Invalidity of any Provisions of this Article; Amendment. (a) The invalidity or unenforceability of any provision of the Indemnification Regulations shall not affect the validity or enforceability of the remaining provisions of the Indemnification Regulations, and, to the fullest extent possible, such provisions of the Indemnification Regulations (including, without limitation, each such portion of any of the Indemnification Regulations containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
(b)    No amendment, termination or repeal of any Indemnification Regulations shall adversely affect or impair in any way the rights of any current or former Director or Officer of the Corporation to indemnification pursuant to the Indemnification Regulations with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
41.    Definitions. For purposes of the Indemnification Regulations:
(A)    “Change of Control” means:
(1)    the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (3) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board (as defined below) determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the

Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(2)    Individuals who, as of the Effective Time, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Time, whose election, or nomination for election by the Corporation’s Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, except that, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or
(3)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4)    approval by the Shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(B)    “Disinterested Director” means a Director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(C)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, experienced in matters of corporation law that or who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under the Indemnification Regulations.
42.    Notice. Any notice, request, or other communication required or permitted to be given to the Corporation under the Indemnification Regulations shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail, or courier service, or certified or registered mail, postage prepaid, return receipt requested to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
SHARES
43.    Certificates. The shares of stock of the Corporation will be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such Officer, transfer agent, or registrar at the date of issue.
44.    Classes of Shares. The designations, preferences, and relative participating, optional or other special rights of the various classes of shares or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its shares or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.
45.    Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the share certificate to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificates.

46.    Record Dates.  (a) In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
(c)    The Corporation will be entitled to treat the person in whose name any share is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.
GENERAL
47.    Fiscal Year. The fiscal year of the Corporation will be the calendar year or such other fiscal year as may be fixed from time to time by the Board.
48.    Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Ohio”. The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
49.    Reliance Upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each Officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s Officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or Officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
50.    Amendments. Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, these Regulations or any of them may be amended in any respect or repealed at any time (i) by the Shareholders at a meeting held for that purpose, provided notice of the proposed amendment or repeal be contained in the notice of the meeting, by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the proposal, (ii) by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the proposal, or (iii) to the extent permitted by Chapter 1701 of the Ohio General Corporation Law, by the Directors. The provisions of this Regulation 50 notwithstanding, the Shareholders may not modify any of Regulations 10 and 12 while those provisions remain in effect pursuant to their terms without the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation on the proposal.